Exhibit 10.1

CONSENT AND FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Consent and Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) is made as of this 4th day of December, 2020, by and among:

 SANTANDER BANK, N.A., a national bank having a place of business at 28 State Street, Boston, Massachusetts 02109 (the “Lender”);

JANEL GROUP, INC., a New York corporation (“Janel”), ATLANTIC CUSTOMS BROKERS, INC., a Connecticut corporation (“Atlantic” and together with Janel, each a “Borrower” and collectively, the “Borrowers”).

JANEL CORPORATION, a Nevada corporation (“Parent”), as a Loan Party Obligor,

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Janel, Parent, certain other Subsidiaries of Parent, and the Lender entered into that certain Loan and Security Agreement dated as of October 17, 2017, as amended pursuant to that certain Limited Waiver, Joinder and First Amendment to Loan and Security Agreement, dated as of March 21, 2018, that certain Limited Waiver, Joinder and Second Amendment to Loan and Security Agreement, dated as of November 20, 2018, that certain Third Amendment to Loan and Security Agreement dated March 4, 2020, and that certain Consent, Joinder, and that certain Fourth Amendment to Loan and Security Agreement dated July 22, 2020 (together with any further modifications, amendments, and restatements thereof, the “Agreement”);

WHEREAS, the Loan Parties have requested that the Lender modify and amend certain terms and conditions of the Agreement; and

WHEREAS, the Lender has agreed to modify and amend certain terms and conditions of the Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.	Amendments to Agreement.

a.	Schedule B of the Agreement (Definitions) is hereby amended as follows:

i.	By inserting the following new definitions in their correct alphabetical order:

A)
“Aves Guaranty” means that certain Guaranty dated December 4, 2020, pursuant to which Parent shall guaranty the obligations of Aves to Sally Ann Hed Dahlquist pursuant to a promissory note of same date in the original principal amount of $1,850,000.

B)	“Aves Subordination Agreement” means that certain Subordination Agreement dated December 4, 2002 by and between the Lender and Sally Ann Hed Dahlquist, and acknowledged by Parent.

C)
“Fifth Amendment” means that certain Consent, Joinder and Fifth Amendment to Loan and Security Agreement dated as of the Fifth Amendment Effective Date by and among the Lender, the Borrower, and Parent.

D)	“Fifth Amendment Effective Date” means November 4, 2020.

ii.	The following definitions are hereby amended as follows:

A)	The definition of “Acquisition Seller Financing” is hereby deleted in its entirety and the following substituted in its stead:

““Acquisition Seller Financing” means any unsecured Indebtedness incurred in connection with an acquisition made by Parent, or any wholly-owned Subsidiary of Parent, and subordinated on terms and conditions satisfactory to the Lender; provided, however, that the aggregate outstanding principal amount of such Indebtedness shall not exceed $3,000,000 at any time.  For the avoidance of doubt, the aggregate amount of Acquisition Seller Financing (after giving effect to the Aves Guaranty) as of the Fifth Amendment Effective Date is $2,973,386, as more particularly described on Schedule I to the Fifth Amendment.”

b.	Section 5.27 of the Agreement (Negative Covenants) is hereby amended as follows:

i.	Subclause (h) is hereby deleted in its entirety and the following substituted in its stead:

“(h)          guaranty or otherwise become liable with respect to the obligations (other than the Obligations) of another Person other than (i) the Obligations, (ii) endorsements or instruments or other payment items for deposits, and (iii) as to Parent only, Parent may guaranty or otherwise become liable for the foregoing (A) as to INDCO, (B) pursuant to the Antibodies Guaranty, and (C) pursuant to the Aves Guaranty.”

ii.	Subclause (q) is hereby deleted in its entirety and the following substituted in its stead:

“(q)          agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of (i) any Loan Party Obligor’s Organic Documents, (ii) the Honor WW Acquisition Documentation relating to the Honor Earn-Out, (iii) Sea Cargo Acquisition Documentation relating to the Sea Cargo Earn-Out, (iv) the Onor Closing Note, (v) the Atlantic Acquisition Documentation, or (vi) the Aves Guaranty, except, in each instance, for such amendments or other modifications required by applicable law or that are not adverse to Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five (5) Business Days prior to being effectuated;”

iii.	Subclause (t) is hereby deleted in its entirety and the following substituted in its stead:

“(t)          make any payment on account of (i) the Honor Earn-Out, the Sea Cargo Earn-Out, the Onor Closing Note, the Atlantic Deferred Purchase Price Payments, unless, in each instance, the Restricted Payment Conditions are satisfied, and/or (ii) the Aves Guaranty in violation of the Aves Subordination Agreement.”

c.
Additional Representations, Warranties and Covenants Regarding the Aves Guaranty.   In addition to the representations, warranties and covenants set forth in Article 5 of the Agreement, the Loan Party Obligors make the following representations, warranties and covenants as of the Fifth Amendment Effective Date with respect to the Aves Guaranty, which representations, warranties and covenants are made on the terms and conditions set forth in the preamble paragraph of Article 5, the Loan parties warrant and represent that the Loan Party Obligors have delivered to Lender a complete and correct copy of the Aves Guaranty and the promissory note referenced therein.

d.
Consents.  The Loan Party Obligors have requested that the Lender provide the following consents related to the Aves Guaranty (the “Consents”), and the Lender has agreed to provide such Consents, but only on the terms and conditions set forth herein:

i.
Pursuant to Section 5.27(f) of the Agreement, unless the Lender has given prior written consent, the Loan Party Obligors are prohibited from incurring any Indebtedness other than the Indebtedness described in said Section 5.27(f).  The Aves Guaranty is not permitted under Section 5.27(f) and accordingly, the Loan Party Obligors have requested that the Lender consent to such Aves Guaranty. Upon the effectiveness of this Fifth Amendment, the Lender hereby consents to such Aves Guaranty and such Aves Guaranty shall be deemed to be added to the Disclosure Schedule.  The consent to the foregoing is only in connection with such Aves Guaranty, and shall not be deemed to constitute an agreement by the Lender to consent to the incurrence by any Loan Party Obligor of any other Indebtedness in violation of Section 5.27(f) or waive the provisions of Section 5.27(f) (or any other provision of the Agreement) in the future.

ii.
Pursuant to Section 5.27(h) of the Agreement, unless the Lender has given prior written consent, the Loan Party Obligors are prohibited from guaranteeing or otherwise becoming liable with respect to the obligations of another Person other than as described in said Section 5.27(h).  The execution and delivery by the Parent of the Aves Guaranty Pursuant, absent the consent of the Lender, would be in violation of Section 5.27(h) of the Agreement.  The Loan Party Obligors have requested that the Lender consent to Parent’s execution of the Aves Guaranty.  Upon the effectiveness of this Fifth Amendment, the Lender hereby consents to the Aves Guaranty by Parent.  The consent to the foregoing is only in connection with the Aves Guaranty and shall not be deemed to constitute an agreement by the Lender to consent to any other action in violation of Section 5.27(h) or waive the provisions of Section 5.27(h) (or any other provision of the Agreement) in the future.

3.
Ratification of Loan Documents/Waiver.  Except as provided for herein, all terms and conditions of the Agreement or the other Loan Documents remain in full force and effect.  Each Loan Party Obligor each hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as amended hereby, are and continue to be secured by the Collateral.  Each Loan Party Obligor acknowledges and agrees that each such Loan Party Obligor does not have any offsets, defenses, or counterclaims against the Lender arising out of the Agreement or the other Loan Documents, and to the extent that any such offsets, defenses, or counterclaims arising out of the Agreement or the other Loan Documents may exist, each such Loan Party Obligor hereby WAIVES and RELEASES the Lender therefrom.

4.	[Reserved].

5.	Conditions to Effectiveness. This Fifth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

a.	This Fifth Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

b.	The Borrower shall have paid to the Lender all other fees and expenses then due and owing pursuant to the Agreement and this Fifth Amendment.

c.	The Lender shall have received true and complete copies of the Aves Guaranty and the promissory note referenced therein.

d.	The Aves Subordination Agreement shall have been duly executed and delivered by the respective parties hereto.

6.	Miscellaneous.

a.
This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	The provisions of Section 10.15 (Governing Law) and 10.16 (Consent to Jurisdiction; Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

e.
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

f.
The Loan Party Obligors each warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this Fifth Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Fifth Amendment.

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IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

LENDER

Witnessed by:	SANTANDER BANK, N.A.

	By:	/s/ John P. Nuzzo
Print Name:	Name:	John P. Nuzzo
Its: SVP

By:
Print Name:	Name:
Its:

BORROWER

Witnessed by:	JANEL GROUP, INC., a New York corporation

	By:	/s/ William Lally
Print Name:	Name:	William Lally
Its: President

Print Name:

Witnessed by:	ATLANTIC CUSTOMS BROKERS, INC., a
Connecticut corporation

	By:	/s/ William Lally
Print Name:	Name:	William Lally
Its: President

Print Name:

[Signature Page to Fifth Amendment to Loan and Security Agreement]

LOAN PARTY OBLIGORS

Witnessed by:	JANEL CORPORATION, a Nevada corporation

	By:	/s/ Dominique Schulte
Print Name:	Name:	Dominique Schulte
Its: President

Print Name:

[Signature Page to Fifth Amendment to Loan and Security Agreement]

Schedule I

Outstanding Acquisition Seller Financing

Obligee	Date of Note/Agreement	Outstanding Balance as of Fifth Amendment Effective Date

[Schedule I to Fifth Amendment to Loan and Security Agreement]